Exhibit 10.1
Prepared by and return to:
Wyndham Vacation Resorts, Inc.
Office of the General Counsel
8427 South Park Circle
Orlando, Florida 32819
Attn: George Hewes, Esq.
SECOND AMENDMENT TO THE SECOND AMENDED
AND RESTATED FAIRSHARE VACATION PLAN
USE MANAGEMENT TRUST AGREEMENT
     This Second Amendment to the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (this “Second Amendment”) is made effective as of the 15th day of February, 2010 by and between the Fairshare Vacation Owners Association, an Arkansas nonprofit corporation (the “Trustee” or, alternatively, the “Association”) and Wyndham Vacation Resorts, Inc., a Delaware corporation (“Wyndham”).
WITNESSETH THAT:
WHEREAS, the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated as of March 14, 2008 (the “Trust Agreement”) amended and restated that certain Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated January 1, 1996, as amended, and said Amended and Restated FairShare Vacation Plan Management Use Trust Agreement amended and restated that certain FairShare Vacation Plan Use Management Trust Agreement dated June 26, 1991 which established a trust to permit the Beneficiaries to use and exchange Use Rights available through the Trust;
WHEREAS, the Trustee and Wyndham executed the First Amendment to the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated March 16, 2009 (the “First Amendment” and the Trust Agreement as amended by the First Amendment is hereinafter called the “Amended Trust Agreement”);
WHEREAS, the Trustee is the entity responsible for certain duties and obligations in connection with the operation and administration of the Trust, as set forth in the Amended Trust Agreement;
WHEREAS, the Trustee has determined, after thorough consideration and analysis, that the Amended Trust Agreement warrants being amended to clarify the Trustee’s and the Plan Manager’s authority to assess fees against those Members whose installment payment or annual payment of the Club Wyndham Plus Assessment, whose payment of fees for special requested services and/or whose payment of any other amount due to the Trustee or the Plan Manager is delinquent and to clarify other matters; and

WHEREAS, the parties hereto desire, in accordance with the terms and provisions of Section 14.05 of the Amended Trust Agreement, to modify the terms of the Amended Trust Agreement as set forth in this Second Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
1. This Second Amendment and the Amended Trust Agreement shall, for all purposes, be deemed to be one instrument. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Amended Trust Agreement, the terms and provision of this Second Amendment shall, in all instances, control and prevail. Except as expressly defined herein, all words and phrases which are defined in the Amended Trust Agreement shall have the same meanings in this Second Amendment as are ascribed to them in the Amended Trust Agreement.
2. All references in the Amended Trust Agreement to “FairShare Plus” or “Club Wyndham Plus” shall be revised to read “CLUB WYNDHAM Plus.” Thus, for example, the second sentence of the definition of the term “Plan” in Article I of the Amended Trust Agreement shall read as follows:
“The Plan is also known as the CLUB WYNDHAM Plus Program.”
3. The definition of Program Fund set forth in Article I is deleted in its entirety and the following is substituted in lieu thereof:
“‘Program Fund’ means the account or accounts in which the Program Fee and all other amounts (other than OA Fees) paid to the Trustee or the Plan Manager under this Trust Agreement or the Directory are deposited to pay the expenses incurred in connection with the operation and administration of the Plan.”
4. The following defined term shall be added to Article I of the Amended Trust Agreement, Definitions:
“‘CLUB WYNDHAM Plus Account’ means the sum of all assessments, fees, charges and other amounts payable by a Member to the Trustee or the Plan Manager, including, without limitation, a Member’s CLUB WYNDHAM Plus Assessment or installments thereof and fees payable to the Trustee or the Plan Manager for special services requested by the Member.”
5. Section 3.04 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“3.04 Wyndham. Wyndham, in its capacity as the developer of resort communities and Vacation Plans or as the sales and marketing agent of Property Interests for Third Parties, shall have the right to sell Property Interests to purchasers who, after such purchase, voluntarily elect to subject such Property Interests (or the Use Rights therein) to this

Trust Agreement or to sell Property Interests which have been subjected to this Trust Agreement prior to such sale, in either case for cash or other terms acceptable to Wyndham. With respect to the Property Interests subjected to this Trust Agreement which it owns (and therefore prior to the sale thereof by Wyndham), Wyndham, as such developer, may finance, with one or more lenders, such Property Interests, and may deliver to any such lender, deeds of trust, mortgages or other security instruments or liens against such Property Interests. Wyndham, as such developer, may also pledge to one or more lenders the Purchase Agreements or promissory notes given by Members secured by UCC-1 Financing Statements, mortgages, deeds of trust, or other security instruments. Any such liens or security interests shall contain subordination language which subordinates the lenders’ interest in the Property Interest encumbered by such lien or security interest to that of the Member so long as such Member is not in default of the contractual obligations under the Member’s Purchase Agreement or promissory note.”
6. Section 5.03 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“5.03 Addition of Accommodations. Wyndham, in its sole and absolute discretion, or the Plan Manager (with Wyndham’s consent) may, from time to time, (a) cause resort communities and Vacation Plans (whether developed by Wyndham or Third Parties) to enter into affiliation arrangements with the Trust with the intention, as noted in Section 3.04, that either (i) the purchaser of a Property Interest therein would have the right, on a voluntary basis, to assign the Use Rights therein to the Trust after such purchase or (ii) the Property Interests therein would have been previously subjected to this Trust Agreement and therefore, the purchaser thereof would automatically become a Member, and (b) cause the Property Interests in additional Accommodations, interests or rights in other real or personal property and/or rights in or to services to be transferred or otherwise made available to the Members through the Plan, all of such actions to occur without the consent of any of the other Members or the Trustee; but under no circumstances shall Wyndham or the Plan Manager be required to make any such transfers. The addition to the Plan of Property Interests (or the Use Rights therein) in Accommodations, interests or rights in other real and personal property and/or rights in or to services may result in the addition of new Members who will compete with existing Members in making reservations for the use of the Trust Properties, and may also result in an increase in the Program Fee.”
7. Section 8.01 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“8.01 Restrictions on Encumbrances. Trustee, in its capacity as Trustee under this Trust Agreement, shall not encumber any of the Trust Properties or other assets of the Plan (including the escrowed OA Fees), except to the extent of the lien or security interest in favor of the Trustee for the outstanding balance of each Member’s CLUB WYNDHAM Plus Account (other than the portion thereof constituting OA Fees) (as provided in Section 10.07 below); provided, however, the Trustee shall not be restricted from accepting on behalf of the Trust a conveyance of a Property Interest (or the Use Rights therein) which Property Interest has encumbrances or other interests which are or may be prior to those of any Beneficiary provided the provisions of ARTICLE VI, Section 6.01 (b) have been met.”
8. Section 10.07 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“10.07 Delinquent CLUB WYNDHAM Plus Account. A Member’s CLUB WYNDHAM Plus Account shall be deemed to be delinquent if (1) such Member shall fail to pay when due (a) his CLUB WYNDHAM Plus Assessment, or any installment thereof, (b) any fees charged by the Trustee or the Plan Manager for specially requested services pursuant to this Trust Agreement or the Directory, or (c) any other amount due the Trustee or the Plan Manager and (2) such failure shall continue for thirty (30) days after the date that the Trustee (or the Plan Manager on behalf of the Trustee) sends written notice thereof. A past due notice or a notice of failure of collection shall be deemed to satisfy the requirement for such written notice. Once a Member’s CLUB WYNDHAM Plus Account becomes delinquent, (i) such Member shall no longer be entitled to use his Points in the Plan unless and until such delinquency is cured and (ii) the Trustee (or the Plan Manager on behalf of the Trustee) shall have the right, to the extent not expressly prohibited by applicable law, to assess against and collect from such Member and add to his CLUB WYNDHAM Plus Account (x) a late fee in an amount determined by the Plan Manager as reasonable compensation for the additional administrative burden created by the delinquency, to be assessed against each payment, installment, fee or other amount that is so delinquent and (y) collection costs and expenses incurred by the Plan Manager in collecting from a Member late fees and the delinquent portion of his CLUB WYNDHAM Plus Account, which costs and expenses shall reasonably approximate the Plan Manager’s actual collection costs and expenses. Further, the Trustee shall have (and each Member, by acquiring a Property Interest subject to this Trust Agreement or by assigning to the Trust the Use Rights in his Property Interest, shall be deemed to have granted to the Trustee) a lien or security interest in such Member’s Use Rights (or Property Interest) to the extent of the outstanding balance of such Member’s CLUB WYNDHAM Plus Account (except for the portion thereof constituting OA Fees), which lien or security interest shall, in all respects, be subordinate to both (A) the lien or security interest of the underlying OA with respect to the OA Fees owed to it and (B) the lien or security interest of any lender who has a provided purchase money financing in connection with such Member’s Property Interest. Upon the occurrence of such a delinquency, the Trustee is hereby authorized to take all steps necessary to perfect its lien or security interest and to enforce its lien or security interest in any manner permitted by applicable law, including, but not limited to, a suit at law or a power of sale or enforcement of its lien or security interest in the manner provided for under applicable law.”
9. Section 10.08 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“10.08 Withdrawal from Trust. In the event a Member withdraws his Property Interest (or the Use Rights therein) from the Trust for any reason, such Member shall be entitled to receive a refund of the prepaid OA Fee held in the Escrow Account on his behalf. The amount of the refund shall equal the balance of the withdrawing Member’s prepaid OA Fees less any administrative fees charged by the Trustee and/or the Plan Manager in connection with such withdrawal. The portion of such Member’s CLUB WYNDHAM Plus Account not constituting OA Fees is not refundable.”
10. Section 11.07 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“11.07 Delinquent Payments. The Trustee reserves the right to prohibit a Member from utilizing his Points to reserve or use Accommodations, in the event of a delinquency in the payment of any amounts due to Wyndham or any other seller, lender or lienholder related to such Member’s Property Interest or Points, or in the event of a delinquency in such Member’s CLUB WYNDHAM Plus Account.”
11. Section 12.01 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
“12.01 Sale or Transfer. A Member may sell or otherwise transfer his Property Interest and Points provided such Member gives notice to the Trustee at the address specified herein and provided further that the Points allocated to a Property Interest (or the Use Rights therein) may not be sold separate from such Property Interest. A Member may not transfer his Property Interest nor permit others to use the Points associated therewith unless such Member is current in his payment of all amounts due under his CLUB WYNDHAM Plus Account and such Member is current in the payment of any other financial obligation to the Trust or to any OA. The transfer of a Property Interest and the Points associated therewith may not result in a Member owning less than the minimum number of Points needed to reserve one week in an Accommodation. A Member desiring to transfer his Property Interest must also obtain the written consent of Wyndham, which consent may be withheld if the Member is delinquent in the payment of any obligations then due Wyndham under his Purchase Agreement, or under a mortgage, deed of trust or other security instrument encumbering his Property Interest, or if the terms and conditions of the Member’s Assignment Agreement prohibit or condition the sale, conveyance or transfer of the Membership to persons other than Wyndham. Wyndham and/or the Plan Manager has the right, in its discretion, to charge an enrollment fee for the purchaser to join the Plan with respect to the Property Interest being transferred, and a reasonable transfer fee for documenting the transfer of a Property Interest and the appurtenant Points.”
12. Section 13.03 of the Amended Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“13.03 Payment of Delinquencies. Neither the Plan Manager, the Trustee, the Association nor Wyndham shall be responsible for paying any CLUB WYNDHAM Plus Assessments or any delinquencies in any Member’s CLUB WYNDHAM Plus Account.”
13. The modifications to the Amended Trust Agreement contained in this Second Amendment shall become effective on the date first written above, unless otherwise specifically noted.
14. The Amended Trust Agreement shall remain in full force and effect except as hereby amended, and the Amended Trust Agreement, as amended by this Second Amendment, is hereby approved, ratified and confirmed.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement as of the date set forth above.
WYNDHAM VACATION RESORTS, INC.,
a Delaware corporation

By:	/s/ Gary T. Byrd
Its: Executive Vice President
	Name (Printed) Gary T. Byrd	(SEAL)

FAIRSHARE VACATION OWNERS ASSOCIATION
an Arkansas nonprofit corporation, in its capacity as TRUSTEE

By:	/s/ Terri Dost	(SEAL)
Its: President
Name (Printed) Terri Dost

ACKNOWLEDGEMENT

STATE OF Florida)
) SS.
COUNTY OF Orange )
     On January 5, 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary T. Byrd personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Executive Vice President of Wyndham Vacation, Resorts Inc., a Delaware corporation, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.
Signature /s/ Anna L. Walton
Anna L. Walton
Notary’s Name (Typed or Printed)

STATE OF Florida)
) SS.
COUNTY OF Orange)
     On January 5, 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Terri Dost personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as President of FairShare Vacation Owners Association, an Arkansas non-profit corporation, in its capacity as “Trustee”, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.
Signature Anna L. Walton
Anna L. Walton
Notary’s Name (Typed or Printed)

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